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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): November 8, 2002

CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant's telephone number, including area code)

November 8, 2002
CASCADE CORP (CAE)
Form 8-K

Item 5. Other Events.

        A settlement was reached November 6, 2002, in litigation brought by the City of Portland, Oregon, against Cascade and The Boeing Company for $6.2 million. Cascade's portion of the settlement is $3.6 million. The settlement is subject to final City Council approval, which is expected to take place in approximately one week. The litigation involved issues surrounding groundwater contamination in proximity to the City's Columbia Southshore Well Fields. Cascade will record a charge of approximately $2.1 million ($1.3 million after tax and $0.11 per fully diluted share) in the quarter ended October 31, 2002, related to the settlement. The Company had previously recorded in the year ended January 31, 2002 a $1.5 million charge related to the litigation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER Joseph G. Pointer Secretary

Dated: November 8, 2002

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  Item 5. Other Events.
SIGNATURES